Exhibit 99.3

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Good morning ladies and gentlemen. Welcome to the Opportunity Financial and FG New America Acquisition Corp. Conference Call. We appreciate everyone joining us today.

The information discussed today is qualified in its entirety by the information contained in the Form 8-K, including the exhibits thereto, that was filed by FG New America Acquisition Corp. today with the SEC, which may be accessed on the SEC’s website at www.sec.gov. In conjunction with today’s discussion we will be referring to an investor presentation, a copy of which was filed as Exhibit 99.2 to the aforementioned Form 8-K. You are encouraged to follow along and carefully review the disclaimers included therein. Please note that this call has been prerecorded and so a Q&A session will not be conducted as part of today’s presentation. Before we begin, I would like to note that this call may contain forward-looking statements, including FG New America’s and Opportunity Financial’ s expectations of future financial and business performance and conditions, the industry outlook and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. You are encouraged to read the Form 8-K and the accompanying press release and investor presentation, as well as FG New America’s other filings with the SEC for a discussion of the risks that can affect the business combination and the business of Opportunity Financial after completion of the proposed transaction.

Hosting today’s call is Joe Moglia.

And now let me turn it over to Mr. Moglia.

Joe Moglia, chairman of FG New America Acquisition Corp:

Hi everyone. I’m Joe Moglia, Chairman of FG New America and the former Chairman and CEO of TD Ameritrade and football coach at Coastal Carolina University.

I am thrilled to introduce Opportunity Financial, or OppFi. I think you will find them to be a financial technology company that has differentiated themselves from others in the industry. It is that differentiation we believe will give them a competitive advantage.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Today I am joined by OppFi’s CEO, Jared Kaplan, and CFO, Shiven Shah, whom our team has gotten to know well over the last few months. I have also personally enjoyed spending time with Ted and Todd Schwartz, the founders of OppFi. OppFi is providing services to consumers that are living paycheck to paycheck, and do not have access to traditional financial services.

When I began at Ameritrade in 2001 our market cap was $700 million, and our mission was to bring financial literacy to every family in America. Similarly, OppFi’s mission is to bring financial inclusion to the Everyday Consumer. Today they achieve that by providing access to credit, and down the road through a full platform of financial services.

Here are some of the highlights that attracted us to OppFi.

First, we believe FinTech is poised to take real market share over the next 5 to 10 years, and OppFi will be a beneficiary of this trend. OppFi operates in a vastly underserved market and we believe it is poised to expand market share through their scalable technology, customer acquisition expertise and focus on customer service.

Second, they have a unique platform growth opportunity. We believe OppFi’s target customer base needs better access to lending, saving and education products to help them improve their long-term financial wellbeing.

Third, we think there is an opportunity for industry consolidation that can be highly accretive and fuel long-term growth of the OppFi platform for many years into the future.

Now, let me touch on the proposed transaction. The implied pro forma equity value of about $800 million translates into what we believe are favorable valuation multiples, and there are some comparables at the end of the deck that we encourage you to review. We are optimistic that the merger will be fully funded through cash in trust and is anticipated to close in the first half of this year.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

As a final point, the financials, operating history, and opportunities ahead are compelling in their own right.

Over the span of my career, however, the most important decisions I’ve made are on people.

This is a management team that I truly respect. They are sophisticated enough to have a well thought out strategy for now and the future, but they are wise enough to simplify the strategy so it can be executed efficiently.

I am proud to introduce you to OppFi’s CEO, Jared Kaplan.

Jared Kaplan OppFi’s chief executive officer:

Thanks Joe. Flipping to slide 7, our mission is to provide financial inclusion to what we are calling the Everyday Consumer. And we do that through facilitating fair, transparent products and terrific customer service. We are focused on median income consumers, with a job and a bank account, who have been abandoned by the traditional mainstream credit players.

Slide 8 walks through the macro backdrop. 80% of the country is living paycheck to paycheck. And nearly 60% of the U.S. population have less than $1,000 in savings. This is as a result of years of limited growth in income combined with a sharp rise in the cost of living – everything from healthcare to housing to medical care and child care. And about 20% of the country, lack access to traditional credit because standard credit providers deem their credit score too low. This means 60 million people in the U.S. are in a difficult situation when they need credit for some unexpected issue, but can't get it. And that’s where we come in.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Turning to slide 9, we have built a proprietary financial technology platform that empowers community banks to provide credit access to this customer segment.

•	Banks contract with us for our turn-key, outsourced marketing, data, and proprietary technology to digitally acquire and service these everyday consumers
•	Consumers receive fair, transparent credit that is structured to rebuild financial health. Our bank approved proprietary algorithms ignore traditional credit scores, which are typically not the most accurate predictor of this consumer’s ability and willingness to repay.
•	All of this is delivered in whatever way the customer desires, including good old-fashioned human customer service.

On slide 10, we are in the beginning of a 5 to 10 year journey to become the digital financial services destination for the Everyday Consumer. It starts with credit access because there is such a large need and we believe we are able to facilitate the best options for the Everyday Consumer after a near-prime lender isn’t willing to underwrite a loan.

Products on the OppFi platform are structured to help customers rebuild credit. It is our intent that as customers begin to improve their financial health, we can start to graduate them to additional, nearer prime products. To that point, most recently we launched a payroll deduction secured installment loan late last year and are in the early stages of scaling that in both B2C and B2B2C channels. In the second half of this year, we expect to launch a credit card, which we believe will be another fantastic graduation product for some of our loan customers. We believe the OppFi card will also open up new geographies for our business and go up market a bit. Our technology driven platform we believe will enable us to continue to expand into even more services for customers. These could include near prime installment loans, mobile banking, point-of-sale lending and longer term, if we're able to help a customer rebuild their financial health, how great would it be to get someone a mortgage on their first home?

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

On slide 11, we walk through some key company highlights. We’ve grown rapidly, generating a 100%-plus CAGR for revenue over the last five years, with strong profitability. We’ve reached significant scale – as we’ve facilitated over $2 billion dollars of issuance covering more than 1.5 million loans. There has also been tremendous sustained demand, as we have seen over two and a half million applications per year, of which approximately 80% are mobile generated. It's all powered by our proprietary credit and technology platform combined with fantastic customer satisfaction – which is highlighted by our NPS score of 84 and outstanding online customer reviews.

And don't take our word for it. Slide 12 highlights some customer ratings and quotes, with our customer experience and satisfaction a tremendous differentiator. The typical customer talks about “being laughed out of a bank” or “denied multiple times” before gaining credit access through our platform. We like to think of ourselves as the Zappos of FinTech. And turning to slide 13, we've created a great place to work to enable that culture. We have over 550 employees today, up from 15 in 2015, that comprise a highly diverse and inclusive population. We also wholeheartedly believe that great customer service is seeded by tremendous employee satisfaction.

Transitioning from the qualitative to the quantitative, I will touch on a few financial metrics on slide 14. We expect our strong revenue growth to continue, projecting revenue of approximately $875 million in 2023. That implies a 45% annual growth rate going forward. Our 2021 projections assume a return to pre-COVID demand in the second half of this year.

Our expected growth is coupled with our expectation for strong profitability – we believe we will achieve $127 million in Adjusted Net Income in 2023, at a 15% margin. We’ve been GAAP net income profitable since 2015 and have maintained the philosophy in today’s market of only growing the business as fast as the bottom-line scales. This has allowed us to fund growth over that time solely from cashflow from operations and debt capital.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Our profitability is driven by low acquisition costs, stable credit, and low cost of capital. There’s an opportunity to grow revenue faster at lower margins, but we think this balanced approached serves us best.

On slide 15, we lay out the growth in our unique customers. Since the first quarter of 2017, our customer base has grown 10 times to almost 600,000, and we expect growth of over 50% in 2021 to nearly 900,000. Approximately 85% of this year’s growth is expected to come from our legacy installment product, with the other 15% expected to come from our newer credit card and payroll deduction products discussed earlier.

Turning to some of our investment highlights, starting with the Market Opportunity on slide 18, there are approximately 60 million Americans that lack access to traditional credit. About 30% of them have the ability to repay and qualify for installment loans on our platform. So that suggests our current market penetration rate is less than one percent. Obviously, that leaves plenty of room to grow within our current product set, not to mention the additional new products that we are planning to bring to market.

Turning to slide 19. We believe the winners in this marketplace will win on acquisition costs. We’ve turned the traditional marketing funnel on its head. Most platforms are highly reliant on direct mail and what I classify as third party affiliates, or websites that take a customer through their own application and then will sell it off multiple times to other parties.

We try to do it exactly in reverse. We lead with Search Engine Optimization, email marketing, and customer referrals – that drives about 25% of our business. In addition, about half of our business is derived through key strategic partners, some of which are listed on the bottom of the slide. Our strategies have driven decreasing cost per funded loan over time as shown on the chart on the right side of this slide.

Slide 20 focuses on the underwriting process adopted by our bank partners. Our proprietary algorithms – which focus on alternative data, look beyond traditional credit scores to instantly identify borrowers who have the ability and willingness to repay. Approximately 75% of decisions using our platform are automated as we are able to sort through mounds of customer behavior data, bank data, and other alternative data in real-time to determine a customers’ credit worthiness.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

That’s all driven by our technology stack, which we highlight on slide 21. We leverage our proprietary data and we've employed AI and machine learning to drive the whole process. We’ve also created a servicing platform to maintain connections with the customer in the manner in which they choose to do business – either straight through on their own or with the help of one of our Loan Advocates.

We believe our customer experience is second to none. As shown on slide 22, our Net Promotor Score or NPS, is in mid-80s, which is really strong. I think part of that is driven by our willingness to pick up the phone – since our number is clearly displayed on our website, but another part of it is our willingness to help someone in an urgent situation, and taking a very transparent handholding approach to make sure they understand and choose the right products.

And our unit economics or Customer Life Time Value are very strong as we lay out on slide 23. Our average $1,500 loan with an average customer life of 11 months, delivers a two times multiple on invested capital with a lifetime value of over $500. As we discussed earlier, these unit economics are fueled by our cost of acquisition, underwriting and financing strategies.

On slide 24, we illustrate our journey to building up the platform. This year we're focused on the payroll deduction business, as well as the credit card business. We’re also looking at the near-prime space quite closely and plan to do some piloting with other products in the near future. Over time, we may grow either organically or through acquisition. One of the reasons why we're very excited with this transaction is the ability to accelerate the building of this platform.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Slide 25 highlights our strong management team –one of the main reasons why we've been successful. While our team has done a tremendous job thus far, we still believe there is lots of room to continue to improve across the business.

Turning to slide 27, as mentioned earlier, we are serving the Everyday Consumer which is the US Median Consumer. This individual earns median income and, therefore, employed, has a bank account, and they’re educated. They just have typically little or no savings, so when an unbudgeted expense comes their way, they need help.

Slide 28 walks through the process in more detail. A consumer often finds us after searching for credit online and coming across our great ratings. They apply through their mobile phone in about five minutes. During the approval process we perform a diligent search on our customers’ behalf for near-prime, sub 36% APR products and 92% of the time that customer receives NO credit offers. That incredibly low 8% match rate really demonstrates the absolute necessity of these products as near prime players do not underwrite this customer. In most cases we provide instant decisions and next day funding. As customers repay, the banks reward them over time with lower priced products, and ultimately we want to graduate them to our credit card product which will create even stronger lifetime value and loyalty.

On slide 29, we lay out our value proposition compared to the marketplace. And it’s not just price, but from a structural perspective as well. The product is easy to understand – the average loan is $1,500, with a term of 11 months. It’s a simple interest installment loan that amortizes with each principal payment. There are no fees. No origination fees, no late fees, no prepayment penalties, or no non-sufficient funds fees. I like to say that all of our metrics are outstanding except for the collections metrics, and that's deliberate. When someone has difficulty paying, our Customer Advocates work with them help find a payment plan that is more suitable.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Slide 30 lays out some key differences between our installment loans and lease-to-own products. Importantly, lease-to-own products are typically focused on a durable good, while our installment loans are available to finance any need and come with other favorable features.

Financial education is also very important. As shown on slide 31, we have launched our own online University – OppU. This is where customers and non-customers can go and learn about what it takes to build credit and what it means to budget, as well as how to better manage finances.

Slide 32 focuses on Salary Tap, which is our payroll deduction product. This looks very similar to the installment product, except that customers agree to repay through salary allotment. And when someone is able to use allotment as a repayment mechanism, it dramatically improves the security of the repayment, so these products can be offered at much lower rates. It’s a win/win situation for both the customer and the company.

Turning to slide 33, we believe the credit card market is a massive opportunity, and a great way to reward a customer that has repaid their installment loan. And the marketplace today looks a lot like the installment loan marketplace before OppFi penetrated that market. You have a handful of players who offer relatively low limits and high fees as a percentage of credit line, with poor customer user experience and customer satisfaction. We believe the credit card market is ripe for a product like ours, which we expect to offer higher limits, lower fees as a percentage of credit line, a best-in-class mobile experience, and best-in-class customer service. With that I will turn the call to our CFO, Shiven Shah, to discuss some of our future financial opportunities, Shiven…

Shiven Shah OppFi’s chief financial officer:

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Thank you, Jared. On slide 35, I wanted to highlight a couple of important financial takeaways.

Our growth strategy for 2021 to 2023 will be a combination of rapid growth returning to our traditional installment business coupled with expansion of our new Salary Tap and Credit Card products. We assume a return to pre-COVID demand in the second half of this year with an overall annualized growth in receivables of 61% from 2020 to 2023, with a modest 44% growth in the installment business and the balance coming from the new Salary Tap and credit card products.

Historically, we've grown our receivables at more than 70% annually prior to COVID for the installment product alone. We believe that with the incremental potential from the new product opportunities coupled with demand returning for our customer segment, we have the ability to outperform over time. Our customer typically borrows to finance a car repair or an unexpected healthcare deductible expense – and those demand drivers slowed during COVID over the last year.

Furthermore, we believe the new Salary Tap and credit card products have the potential to be as large, if not larger, than our traditional installment business. We also plan to use our public currency to explore targeted acquisitions that may accelerate our entry into additional products for our target market.

Finally, we expect our margins will remain stable over time as we are committed to executing our disciplined approach on the cost of acquisition, underwriting and financing drivers.

Moving on to capital management on slide 37. We have ample funding runway well into 2022 based on our estimates, with only about 30% utilized on our existing facilities as of year-end. We materially de-levered our balance sheet in 2020 with our debt-to-equity ratio falling to below 1.5 times, while we grew our book equity to over $100 million dollars during the same period.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Finally, as Joe mentioned, there are some benchmarking and valuation comps on the next couple of slides, which demonstrate that this transaction represents an attractive entry point for investors. Now back to you Jared.

Jared Kaplan OppFi’s chief executive officer:

Thank you Shiven. In summary, we are excited about the opportunities for OppFi in the coming years. We believe relative to other valuations in the FinTech sector, OppFi represents significant value. We expect to continue to drive strong growth from our unique platform for a huge demographic of the market that is in need of credit solutions. We have proven that we can generate significant Free Cash Flow while maintaining a highly satisfied customer base. All of this should provide a long runway of growth in the coming years with OppFi. We welcome any questions you have and would like to thank you for your time and interest in the company.

Thank you.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, FGNA intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. FGNA’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about OppFi, FGNA and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of FGNA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., Attention: Hasan Baqar, Chief Financial Officer, 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

FGNA and its directors and executive officers may be deemed participants in the solicitation of proxies from FGNA’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in FGNA will be filed in the proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FGNA in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

Forward-Looking Statements

This transcript includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. FGNA’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, FGNA’s and OppFi’s expectations with respect to future performance, growth, and OppFi’s market, OppFi’s new products and their performance, the anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in FGNA’s other filings with the SEC. FGNA cautions that the foregoing list of factors is not exclusive. FGNA cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

OPPORTUNITY FINANCIAL	FG NEW AMERICA ACQUISITION CORP.

Non-Solicitation

This transcript shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This transcript shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.